GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give the Payer—Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of:

1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee (1)
b. So-called trust account that is not a legal or valid trust under state law	The actual owner (1)
5. Sole proprietorship or single-owner LLC that is a disregarded entity for tax purposes	The owner (3)
6. Sole proprietorship or single-owner LLC that is a disregarded entity for tax purposes	The Owner (3)
7. A valid trust, estate, or pension trust	The legal entity (4)

For this type of account:	Give the EMPLOYER IDENTIFICATION number of:

8. Corporate or LLC electing corporate status for tax purposes on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC treated as a partnership for tax purposes	The partnership or LLC
11. A broker or registered nominee	The broker or nominee
12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's Social Security number.

(3)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).

(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:    If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9 Page 2

How to Obtain a TIN

          If you do not have a taxpayer identification number or you do not know your number, you should apply for one immediately. Obtain Form SS-5, Application for a Social Security Card (for individuals), at the local office of the Social Security Administration, online at www.ssa.gov, or by calling 1-800-772-1213; or Form SS-4, Application for Employer Identification Number (for business and other entities), or Form W-7, Application for IRS Individual Taxpayer Identification Number (for certain resident aliens), at the local office of the Internal Revenue Service, from the IRS Web Site at www.irs.gov, or by calling 1-800-TAX-FORM (1-800-829-3676).

          If you return the Substitute Form W-9 with the "Awaiting TIN" box checked in Part 3, you must provide the payer with a Certificate of Awaiting Taxpayer Identification Number. If you do not provide the TIN by the date of payment, 28% of all reportable payments may be withheld.

          As soon as you receive your TIN, complete another Substitute Form W-9, include your TIN, sign and date the form, and give it to the payer.

          You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to a payer, you must cross out item 2 in the certification before signing the form.

Payees Exempt from Backup Withholding

          Payees specifically exempted from backup withholding on certain payments by the payer include the following:

  •
  A corporation.

  •
  A financial institution.

  •
  An organization exempt from tax under section 501(a)(1), or an individual retirement plan, or a custodial account under section 403 (b)(7) if the account satisfies the requirements of Section 401(f)(2).

(1)
All "section" references are to the Internal Revenue code of 1986, as amended.
•
The United States or any agency or instrumentality thereof.

•
A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

•
A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•
An international organization or any agency or instrumentality thereof.

•
A dealer in securities or commodities registered in the United States, the District of Columbia or a possession of the United States.

•
A real estate investment trust.

•
A common trust fund operated by a bank under section 584(a).

•
An entity registered at all times during the tax year under the Investment Company Act of 1940.

•
A foreign central bank of issue.

•
A futures commission merchant registered with the Commodity Futures Trading Commission.

•
A middleman known in the investment community as a nominee or custodian.

•
A trust exempt from tax under section 664 or described in section 4947.

•
A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

          Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM IN PART 2, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

          Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

Privacy Act Notice

          Section 6109 requires most recipients of dividend, interest, or other payments to give their correct TIN to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, or to federal and state agencies to enforce federal nontax criminal laws and to combat terrorism. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers generally must withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties also may apply.

Penalties

(1)
Failure to furnish TIN.    If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
Civil penalty for false information with respect to withholding.    If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.

(3)
Criminal penalty for falsifying information.    Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)
Misuse of TINs.    If the payer discloses or uses taxpayer identification numbers in violation of federal law, the payer may be subject to civil and criminal penalties.

          FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.